Exhibit 99.1

Coupa Software Reports Financial Results for the Second Quarter of Fiscal 2019

Record Quarterly Revenues of $61.7 million, Up 38% Year-Over-Year and

Free Cash Flows of $9.0 million

Cumulative Spend Under Management Surpasses $840 Billion

SAN MATEO, Calif., September 4, 2018 – Coupa Software (NASDAQ: COUP), a leader in business spend management (BSM), today announced financial results for its second fiscal quarter ended July 31, 2018.

“Our commitment to developing a fast growing and vibrant customer community and our strong alignment around our three core values – ensuring customer success, focusing on results, and striving for excellence – continue to support our ability to deliver on our business and financial objectives” said Rob Bernshteyn, CEO of Coupa. “Our Q2 results demonstrate our continued strong execution and the rapid and systematic implementation of our value-as-a-service solutions; further expanding our leadership position in business spend management globally.”

Fiscal Second Quarter Results

•	Total revenues were $61.7 million, an increase of 38% compared to the same period last year. Subscription revenues were $55.4 million, an increase of 39% compared to the same period last year.

•

GAAP operating loss was $10.6 million, compared to a loss of $14.4 million for the same period last year. Non-GAAP operating income was $4.0 million, compared to a loss of $5.7 million for the same period last year.

•

GAAP net loss was $13.9 million, compared to a loss of $13.7 million for the same period last year. GAAP net loss per basic and diluted share was $0.24, compared to a loss of $0.26 for the same period last year. Non-GAAP net income was $3.3 million, compared to a loss of $5.4 million for the same period last year. Non-GAAP net income per diluted share was $0.05, compared to a loss of $0.10 per basic and diluted share for the same period last year.

•	Operating cash flows and free cash flows for the quarter ended July 31, 2018, were $11.3 million and $9.0 million, respectively.

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of September 4, 2018. Guidance is based on the new revenue recognition standard, ASC 606, which Coupa adopted on February 1, 2018.

Third quarter of fiscal 2019:

•	Total revenues are expected to be between $62.0 and $63.0 million.

•	Subscription revenues are expected to be between $56.5 and $57.5 million.

•	Professional services and other revenues are expected to be approximately $5.5 million.

•	Non-GAAP loss from operations is expected to be between $1.0 and $2.0 million.

•	Non-GAAP net loss per share is expected to be between $0.01 loss and $0.04 loss per share.

•	Basic and diluted weighted average share count is expected to be approximately 57.9 million shares.

Full year fiscal 2019:

•	Total revenues are expected to be between $243 and $245 million.

•	Non-GAAP loss from operations is expected to be between $1.0 and $4.0 million.

•	Non-GAAP net loss per share is expected to be between $0.06 loss and $0.11 loss per share.

•	Basic and diluted weighted average share count is expected to be approximately 57.5 million shares.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important details regarding Coupa’s non-GAAP measures. We define free cash flows as operating cash flows less purchases of property and equipment.

Recent Business Highlights:

•

Coupa added new customers in Q2, including but not limited to: Telenor, McCain Foods, Leprino Foods, US Concrete, Wabash National Corporation, Hubert Burda Media, Boyd Gaming, Veeam Software, Tencent, The NPD Group, Inchcape, and Benteler.

•

Coupa acquired the technology assets of DCR Workforce, a leading SaaS application provider for contingent workforce and services procurement management. The acquisition further solidifies Coupa’s vision of enabling organizations to manage all their business spend, including contingent workforce spend, within a comprehensive BSM platform.

•	Coupa was named a Leader in Gartner’s Magic Quadrant for Procure-to-Pay Suites for the third time in a row.

•

Coupa will be branding a space in KPMG’s Ignition Center in Nanjing, China where KPMG customers and prospects can come to learn more about BSM and how Coupa can be part of their digital transformation initiatives.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing (800) 239-9838, using conference code 2563613.

•	International parties can access the call by dialing +1 (323) 994-2093, using conference code 2563613.

A live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Tuesday, September 11, 2018. To access the replay, parties in the U.S. and Canada should call (888) 203-1112 and enter conference code 2563613. International parties should call +1 (719) 457-0820 and enter conference code 2563613.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude share-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs from convertible notes, and related tax effects. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and regularly reviews these measures as it evaluates its business.

Coupa believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Coupa believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. The definitions of its non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Coupa compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

With respect to Coupa’s guidance as provided under “Business Outlook” above, Coupa has not reconciled its expectations for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because certain items excluded from non-GAAP operating loss and net loss, such as charges related to share-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs from our convertible notes, and related tax effects, cannot be reasonably calculated or predicted at this time. The effect of these excluded items may be significant.

Coupa also uses key metrics such as cumulative spend under management, which represents the aggregate amount of money that has been transacted through its core platform for all of its customers collectively since it launched its platform. Coupa calculates this metric by aggregating the actual transaction data, such as invoices, purchase orders and expenses, from customers on its core platform. While Coupa does not believe this metric is directly correlated to its financial results, it believes that the adoption of its core platform, as evidenced by growth in cumulative spend under management, drives additional value to its customers, which will enhance its ability to acquire new customers and to increase renewals and upsells to existing customers.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including: Coupa has a limited operating history, which makes it difficult to predict its future operating results; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the markets in which Coupa participates are intensely competitive; Coupa’s business depends substantially on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; and if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on June 6, 2018, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect Coupa’s expectations as of September 4, 2018. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software

Coupa Software (NASDAQ:COUP) is the leading provider of BSM solutions. We offer a comprehensive, cloud-based BSM platform that has connected hundreds of organizations with more than four million suppliers globally. Our platform provides greater visibility into and control over how companies spend money. Using our platform, businesses are able to achieve real, measurable value and savings that drive their profitability. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

NMN Advisors for Coupa

Nicole Noutsios

(510) 315-1003

ir@coupa.com

Media Contact:

Global Public Relations

Stefanie Gordish

(415) 590-9722

stefanie.gordish@coupa.com

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Revenues:
Subscription services	$55,374	$39,764	$105,340	$75,428
Professional services and other	6,277	4,787	12,663	10,260

Total revenues	61,651	44,551	118,003	85,688
Cost of revenues:
Subscription services	11,773	9,025	22,947	17,021
Professional services and other	6,867	5,923	13,818	11,424

Total cost of revenues	18,640	14,948	36,765	28,445

Gross profit	43,011	29,603	81,238	57,243

Operating expenses:
Research and development	13,415	10,720	26,616	19,892
Sales and marketing	26,580	23,812	51,240	44,490
General and administrative	13,640	9,430	26,075	17,607

Total operating expenses	53,635	43,962	103,931	81,989

Loss from operations	(10,624)	(14,359)	(22,693)	(24,746)
Interest expense	(3,122)	(6)	(6,095)	(6)
Interest income and other, net	372	713	450	1,147

Loss before provision for income taxes	(13,374)	(13,652)	(28,338)	(23,605)
Provision for income taxes	480	90	970	175

Net loss	$(13,854)	$(13,742)	$(29,308)	$(23,780)

Net loss per share attributable to common stockholders, basic and diluted	$(0.24)	$(0.26)	$(0.52)	$(0.46)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	56,966	52,749	56,429	51,681

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(unaudited)

	July 31, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$282,061	$412,903
Marketable securities	161,310	—
Accounts receivable, net of allowances	49,777	61,366
Prepaid expenses and other current assets	9,193	10,952
Deferred commissions, current portion	5,464	3,756

Total current assets	507,805	488,977
Property and equipment, net	7,610	5,186
Deferred commissions, net of current portion	13,848	3,896
Goodwill	44,410	44,410
Intangible assets, net	17,850	20,020
Other assets	5,358	9,961

Total assets	$596,881	$572,450

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,275	$1,342
Accrued expenses and other current liabilities	30,320	26,643
Deferred revenue, current portion	127,809	125,714
Convertible senior notes, net	168,652	—

Total current liabilities	330,056	153,699
Convertible senior notes, net	—	163,010
Deferred revenue, net of current portion	1,130	2,316
Other liabilities	13,008	12,880

Total liabilities	344,194	331,905

Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	6	6
Additional paid-in capital	481,543	445,318
Accumulated other comprehensive loss	(221)	(298)
Accumulated deficit	(228,641)	(204,481)

Total stockholders’ equity	252,687	240,545

Total liabilities and stockholders’ equity	$596,881	$572,450

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended July 31,
	2018	2017
Cash flows from operating activities
Net loss	$(29,308)	$(23,780)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,997	3,613
Accretion of discounts on marketable securities, net	(295)	—
Amortization of deferred commissions	2,660	2,011
Amortization of debt discount and issuance costs	5,642	—
Stock-based compensation	24,870	12,916
Other	(541)	202
Changes in operating assets and liabilities:
Accounts receivable	11,583	11,854
Prepaid expenses and other current assets	625	1,802
Other assets	130	676
Deferred commissions	(5,285)	(1,873)
Accounts payable	1,955	(299)
Accrued expenses and other liabilities	5,260	5,158
Deferred revenue	2,651	3,841

Net cash provided by operating activities	23,944	16,121

Cash flows from investing activities
Purchase of marketable securities	(160,500)	—
Acquisitions, net of cash acquired	(1,178)	(39,073)
Purchase of property and equipment	(3,416)	(2,101)

Net cash used in investing activities	(165,094)	(41,174)

Cash flows from financing activities
Payment of issuance costs for the issuance of convertible senior notes	(639)	—
Proceeds from issuance of common stock, net of underwriting discounts, commissions and offering costs	—	22,264
Proceeds from the exercise of common stock options	6,810	6,383
Proceeds from issuance of common stock for employee stock purchase plan	4,137	3,025

Net cash provided by financing activities	10,308	31,672

Net (decrease) increase in cash, cash equivalents, and restricted cash	(130,842)	6,619
Cash, cash equivalents, and restricted cash at beginning of year	412,976	201,972

Cash, cash equivalents, and restricted cash at end of period	$282,134	$208,591

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	282,061	208,340
Restricted cash included in prepaid expenses and other current assets	—	251
Restricted cash included in other assets	73	—

Total cash, cash equivalents, and restricted cash	$282,134	$208,591

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended July 31, 2018

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$11,773	$(1,093)	$(844)	$—	$9,836
Costs of professional services and other	6,867	(1,069)	—	—	5,798
Gross profit	69.8%	3.5%	1.4%	0.0%	74.6%
Research and development	13,415	(2,958)	—	—	10,457
Sales and marketing	26,580	(3,863)	(251)	—	22,466
General and administrative	13,640	(4,575)	—	—	9,065
Income (loss) from operations	(10,624)	13,558	1,095	—	4,029
Operating margin	-17.2%	22.0%	1.8%	0.0%	6.5%
Interest expense	(3,122)	—	—	2,894	(228)
Interest income and other, net	372	—	—	—	372
Income (loss) before provision for income taxes	(13,374)	13,558	1,095	2,894	4,173
Provision for income taxes	480	371	25	—	876
Net income (loss)	(13,854)	13,187	1,070	2,894	3,297
Net income (loss) per share attributable to common stockholders, basic (1)	$(0.24)				$0.06
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.24)				$0.05

(1)

GAAP net loss per share is calculated based upon 56,966 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 56,966 basic and 66,157 diluted weighted-average shares of common stock.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended July 31, 2017

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Non-GAAP
Costs and expenses:
Costs of subscription services	$9,025	$(529)	$(788)	$7,708
Costs of professional services and other	5,923	(716)	—	5,207
Gross profit	66.4%	2.8%	1.8%	71.0%
Research and development	10,720	(1,647)	—	9,073
Sales and marketing	23,812	(2,340)	(189)	21,283
General and administrative	9,430	(2,406)	—	7,024
Loss from operations	(14,359)	7,638	977	(5,744)
Operating margin	-32.2%	17.1%	2.2%	-12.9%
Interest expense	(6)	—	—	(6)
Interest income and other, net	713	—	—	713
Loss before provision for income taxes	(13,652)	7,638	977	(5,037)
Provision for income taxes	90	188	119	397
Net loss	(13,742)	7,450	858	(5,434)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.26)			$(0.10)

(1)	Calculated based upon 52,749 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Six Months Ended July 31, 2018

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$22,947	$(1,924)	$(1,628)	—	$19,395
Costs of professional services and other	13,818	(2,015)	—	—	11,803
Gross profit	68.8%	3.3%	1.4%	0.0%	73.6%
Research and development	26,616	(5,505)	—	—	21,111
Sales and marketing	51,240	(6,833)	(541)	—	43,866
General and administrative	26,075	(8,593)	—	—	17,482
Income (loss) from operations	(22,693)	24,870	2,169	—	4,346
Operating margin	-19.2%	21.1%	1.8%	0.0%	3.7%
Interest expense	(6,095)	—	—	5,642	(453)
Interest income and other, net	450	—	—	—	450
Income (loss) before provision for income taxes	(28,338)	24,870	2,169	5,642	4,343
Provision for income taxes	970	540	73	—	1,583
Net income (loss)	(29,308)	24,330	2,096	5,642	2,760
Net income (loss) per share attributable to common stockholders, basic (1)	$(0.52)				$0.05
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.52)				$0.04

(1)

GAAP net loss per share is calculated based upon 56,429 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 56,429 basic and 64,623 diluted weighted-average shares of common stock.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Six Months Ended July 31, 2017

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Non-GAAP
Costs and expenses:
Costs of subscription services	$17,021	$(884)	$(1,274)	$14,863
Costs of professional services and other	11,424	(1,280)	—	10,144
Gross profit	66.8%	2.5%	1.5%	70.8%
Research and development	19,892	(2,799)	—	17,093
Sales and marketing	44,490	(3,940)	(189)	40,361
General and administrative	17,607	(4,013)	—	13,594
Loss from operations	(24,746)	12,916	1,463	(10,367)
Operating margin	-28.9%	15.1%	1.7%	-12.1%
Interest expense	(6)	—	—	(6)
Interest income and other, net	1,147	—	—	1,147
Loss before provision for income taxes	(23,605)	12,916	1,463	(9,226)
Provision for income taxes	175	363	119	657
Net loss	(23,780)	12,553	1,344	(9,883)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.46)			$(0.19)

(1)	Calculated based upon 51,681 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
	(in thousands)		(in thousands)
Net cash provided by operating activities	$11,308	$9,178	$23,944	$16,121
Less: purchases of property and equipment	(2,292)	(1,105)	(3,416)	(2,101)

Free cash flows	$9,016	$8,073	$20,528	$14,020